UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2005
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(415) 733-4000

Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 13, 2005, the Board of Directors of ABM Industries Incorporated (the “Company”) promoted Steven M. Zaccagnini to Executive Vice President. Mr. Zaccagnini continues to serve as President, Facilities Services and as President, Amtech Lighting. In recognition of Mr. Zaccagnini’s increased responsibilities, on December 12, 2005, the Compensation Committee of the Board of Directors (“Compensation Committee”) increased Mr. Zaccagnini’s base salary to $400,000 per year and increased his target bonus to 40 percent of his base pay. Mr. Zaccagnini’s changes in compensation will be effective as of November 1, 2005.
On December 13, 2005 the Board of Directors of the Company approved the 2006 annual performance incentive program for executives and key employees, including Messrs. McClure, Sundby, and Zaccagnini (the “EVPs”). The annual performance incentive program sets forth the criteria for determining if bonus payments to the EVPs as well as other executives and key employees will be more or less than target bonus amounts. The bonus target for each of the EVPs is 40 percent of base pay.
Under this program, Mr. Sundby’s bonus for fiscal year 2006 will be based 60 percent on Company performance (“Company Results”) and 40 percent on his individual performance in providing strategic leadership, employee leadership, and compliance and administration (“Individual Performance”). The Company Results component of the bonus may range from zero to 200 percent of the target amount of 24 percent of Mr. Sundby’s base pay. The Company Results component is based on certain targets for income from continuing operations (“Company Income”) subject to discretionary strategic results modifiers (“Strategic Results Modifiers”). The Company Results bonus is subject to the achievement of a threshold Company Income amount and may not exceed 200 percent of the target amount. The performance metrics for the Strategic Results Modifiers have not yet been determined but may include revenue growth, operating profit margins, cash flow, cost reduction and other strategic performance targets. The Individual Performance component of the bonus may range from 0 to 150 percent of the targeted amount, which is 16 percent of Mr. Sundby’s base pay.
Mr. McClure’s 2006 bonus will be based 20 percent on Company Results, 40 percent on the operational performance of the Company’s janitorial subsidiaries (“Janitorial Results”), and 40 percent on Individual Performance. With respect to the Company Results and Individual Performance components, the payment and goals correspond to Mr. Sundby’s other than the target amount for the Company Results bonus component is 8 percent of Mr. McClure’s base pay. The Janitorial Results component of the bonus may range from zero to 200 percent of the target amount of 16 percent of Mr. McClure’s base pay. The Janitorial Results component is based on the Company’s janitorial subsidiaries achieving certain pre-tax net income targets (“Janitorial Income”) subject to a strategic results modifier based upon achievement of certain days sales outstanding targets. The Janitorial Results component is subject to achievement of a threshold amount of Janitorial Income.

Mr. Zaccagnini’s 2006 bonus will be based on the same criteria as Mr. McClure’s except the operations component of his bonus will reflect certain pre-tax net income targets for the Company’s Engineering and Lighting subsidiaries.
Mr. Slipsager is not included in the 2006 annual performance incentive plan, although the Board of Directors anticipates that his 2006 performance objectives will reflect a number of similar objectives. The Compensation Committee reserves the right to pay bonuses outside the annual performance incentive program.
On December 13, 2005, the Board of Directors of the Company approved entry by the Company into severance agreements with Henrik Slipsager, President & Chief Executive Officer, Messrs. McClure, Sundby, and Zaccagnini and Linda Auwers, Senior Vice President, General Counsel & Corporate Secretary (the “Executives”) to assure continuity of the Company’s senior management and to provide the Executives with stated severance compensation should their employment with the Company be terminated under certain defined circumstances following a change in control (as defined in the agreement).
The agreements are considered to be “double trigger” arrangements where the payment of severance compensation is predicated upon the occurrence of two triggering events:
•	the occurrence of a change in control; and

•	the involuntary termination of an Executive (other than for “Cause” as defined in the agreement) or the Executive’s termination of employment with the Company for “Good Reason” as defined in the agreement.
If a change in control occurs during the term of the agreement, the agreement provides for a two-year period during which the Executive will receive the stated benefits upon an involuntary termination (other than for Cause) or resignation for Good Reason. The stated benefits for the Executive consist of:
•	a lump sum payment in an amount equal to two times (three times, in the case of Mr. Slipsager) the sum of base salary (at the rate in effect for the year in which the termination date occurs) plus current target bonus;

•	the continuation of all health benefits and ERISA welfare benefits, or reasonably equivalent benefits, for 18 months following the date of termination;

•	a lump sum cash payment equal to the sum of any unpaid incentive compensation that was earned, accrued, allocated or awarded to the Executive for a performance period ending prior to the termination date plus the value of any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to Executive’s service during the performance period.

Any payments under the severance agreements will be reduced to the extent that the Executive following a termination of employment receives payments under his or her employment agreement with the Company.
Under the severance agreements, payments and benefits under those severance agreements (as well as under all other agreements or plans covering the Executive) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the Executive (the “modified cap”) with one exception. That exception is that the reduction may be made to the extent that the Executive would be entitled to receive, on a net-after tax basis, at least 90 percent of the severance payment he or she would otherwise be entitled to under the severance agreement. The Compensation Committee of the Board of Directors amended all outstanding stock option agreements, including those with the Executives, to include the modified cap. The Compensation Committee also amended the forms of stock option agreements for future stock option grants to include the modified cap with the 90 percent severance payment reduction exception.
The severance agreements expire on December 31, 2008. However, beginning on January 1, 2008 and each January 1st thereafter, the term of the agreement will be automatically extended for an additional year unless the Company or the Executive gives notice by September 30th of the preceding year that it, he or she does not wish to extend the agreement. The severance agreements provide that the Executive has no duty to mitigate the amount of severance payment provided under the agreement. In addition, the Company agrees to pay attorneys’ fees and expenses incurred by an Executive in enforcing his or her rights under his or her severance agreement.
In consideration for the protection afforded by the severance agreements, the Executives will agree to non-competition, non-solicitation and confidentiality provisions for the term of the Executive’s employment and for varying periods of time thereafter.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: December 14, 2005	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel